EXHIBIT 99.1
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HOUSEHOLD FINANCE CORPORATION AND SUBSIDIARIES

DEBT AND PREFERRED STOCK SECURITIES RATINGS
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
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                                    Standard        Moody's          Fitch      Duff & Phelps
                                    & Poor's      Investors      Investors             Credit        Thomson
                                 Corporation        Service       Services         Rating Co.      BankWatch
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At June 30, 1997
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
Household Finance Corporation
  Senior debt                              A             A2             A+                 A+             A+
  Senior subordinated debt                A-             A3              A                  A              A
  Commercial paper                       A-1            P-1            F-1            Duff 1+          TBW-1
  Preferred stock                         A-             a3              A                 A-             A-
                                      ------         ------         ------            -------         ------
Household Bank (Nevada), N.A.
  Senior debt                              A             A2             A+                 A+             NR
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